Exhibit 32.2

 Certification Pursuant to 18 U.S.C. § 1350

The undersigned, Phillip C. Scott, Chief Financial Officer of SurgiCare, Inc., a Delaware corporation (the "Company"), pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certifies that:

(1) the Company's Quarterly Report on Form 10-QSB for the period ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:            November 19, 2003

By:	/s/ Phillip C. Scott
Phillip C. Scott, Chief Financial Officer